UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 22, 2006, the Board of Directors of MB Financial, Inc. (the “Company”), acting on the recommendations of the Organization and Compensation Committee of the Board of Directors, approved the target bonus awards for 2006 under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”) for the following executive officers of the Company and MB Financial Bank, N.A. (the “Bank”): Mitchell Feiger, President and Chief Executive Officer of the Company; Burton J. Field, President of Lease Banking for the Bank; Thomas D. Panos, President of the Bank; Ronald D. Santo, Vice Chairman of the Company and Chairman and Group President of the Bank; and Jill E. York, Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank. As was the case for 2005, for 2006, the target bonus award for each named officer other than Mr. Field will be 50% of base salary, and the target bonus award for Mr. Field will be 26% of base salary.

The Bonus Plan will continue to work in substantially the same manner as it did for 2005. The amount of the actual bonus payout, if any, will depend upon the extent to which Company and individual performance goals are met. The Company performance component will continue to be based primarily on achievement of targeted growth in earnings per share, as well as other financial and operational targets, including, among others, growth in fee income, loan and deposit growth, credit quality, growth in wealth management revenues and achievement of longer-term, strategic goals of the Company. An executive officer’s actual bonus award can be up to 225% of his or her target bonus award amount, depending upon the Company’s actual results compared to targeted results, as well as the officer’s individual accomplishments compared to his or her individual performance goals.  To the extent an officer’s actual bonus is in excess of 100% of his or her targeted award amount, the excess amount may be paid in the form of restricted stock granted under the Company’s 1997 Omnibus Incentive Plan.

Following the end of 2006, the Organization and Compensation Committee will determine, as percentages of target (ranging from 0-150%), to what extent the Company and individual performance goals are satisfied. The percentage of Company goals achieved will be multiplied by the individual’s targeted bonus award amount, with that result then multiplied by the percentage of individual performance goals achieved. For example, if an officer’s target bonus award amount for 2006 is $150,000, and 90% of the Company’s performance goals are met and 80% of the individual performance goals are met, he or she would earn a bonus of $108,000 ($150,000 x 90% x 80%). All bonus payments are subject to the approval of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date: February 28, 2006	By: /s/ Jill E. York Jill E. York Vice President and Chief Financial Officer